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                                                                   Exhibit 10.34

                          HARRAH'S ENTERTAINMENT, INC.


                                       October 25, 1996



[Name]
Harrah's Entertainment, Inc.
1023 Cherry Road
Memphis, Tennessee 38117

         Re:     Amendment to Severance Agreement

Dear [Name]:

     This letter agreement ("this Amendment") will amend the Severance Agreement dated [date] (the "Agreement") between you and Harrah's Entertainment, Inc. (formerly The Promus Companies Incorporated).

     In consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

     1. Effective Date. This Amendment is effective October 25, 1996.

     2. Amendment of Section 3, "Termination Following Change in Control".

         (a) Subsection (z) of the first paragraph of Section 3 is amended to read as follows:

                 "(z) by you for Good Reason, or by your Voluntary Termination as provided in Subsection 3(c)(ii) hereof."

         (b) Subsection (c) of Section 3 is amended by changing the proviso in the first sentence to read as follows:

                  "provided  such  resignation  is (i) by you for Good Reason or
                  (ii) by you voluntarily without Good Reason if such voluntary termination occurs by written notice given by you to the Company during the thirty days immediately following the one year anniversary of the Change in Control (your "Voluntary Termination"), provided, however, for purposes of this
                  Subsection 3(c)(ii) only, the language "25% or more" in Subsection 2(a)(i) hereof is changed to "a majority"."



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         (c)      Subsection (e)(ii) of Section 3 is amended by inserting
                  the following parenthetical after the words "sixty days":

                  "(thirty days in case of your Voluntary Termination)"

     3. Amendment of Section 4, "Compensation Upon Termination or During Disability Following a Change in Control".

         (a) The first paragraph of Subsection 4(c) is amended to read as follows:

                  "(c) If your employment by the Company shall be terminated (y) by the Company other than for Cause, Retirement or Disability or (z) by you for Good Reason, or by your Voluntary Termination as provided in Subsection 3(c)(ii), then you shall be entitled to the benefits provided below:"

         (b) Subsection (ii) of Subsection 4(c) is amended to read as follows:

                  "(ii) In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you a lump sum severance payment (the "Severance Payment") equal to 2.99 times the average of the Annual Compensation (as defined below) which was payable to you by the Company or any corporation affiliated with the Company within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), for the three highest calendar years in terms of Annual Compensation during the five calendar years preceding the calendar year in which the Change in Control occurred. If you were not employed by the Company or its affiliates during the entire five calendar years preceding the calendar year in which the Change in Control occurred, then such average shall be an average of the three highest years in terms of Annual Compensation during the complete calendar years (if any) and partial calendar year (if any) during which you were so employed provided that the amount for any such partial calendar year shall be an annualized amount based on the amount of Annual Compensation paid to you during the partial calendar year. If you were not employed by the Company or its affiliates for three complete or partial calendar years, the amount will be an average of your Annual Compensation during the complete calendar year(s) (if any) and partial calendar year(s) (if any) (annualized) you were so employed. If you were not employed by the Company or its affiliates during such preceding calendar year, then such average


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                  shall be an  annualized  amount  based on the amount of Annual
                  Compensation paid to you during the calendar year in which the Change of Control occurred. Annual Compensation is your base salary and your annual bonus under the Annual Management Bonus Plan of the Company that was payable to you by the Company or any of its affiliates during a calendar year determined without any reduction for any deferrals of such salary or such bonus under any deferred compensation plan (qualified or
                  unqualified)   and  without  any   reduction  for  any  salary
                  reductions  used  for  making   contributions   to  any  group
                  insurance plan of the Company or its affiliates."

         (c) The first sentence of Subsection (d) of Section 4 is amended to read as follows:

                  "If your employment shall be terminated (y) by the Company other than for Cause, Retirement or Disability or (z) by you voluntarily for Good Reason or by your Voluntary Termination, then for a twenty-four month period after such termination, the Company shall arrange to provide you with life, disability, accident and health insurance benefits substantially similar to those which you are receiving immediately prior to the Notice of Termination."

     4. Defined Terms. Unless otherwise defined herein, all terms used in this Amendment that are defined in the Agreement will have the meanings given to such terms in the Agreement.

     5. No Other Modifications. Except as specifically modified herein, all terms and conditions of the Agreement will remain unchanged and in full force and effect.

     If this letter sets forth our agreement on the subject matter hereof, please sign and return to the Company the enclosed copy of this letter which will then constitute our binding agreement on this subject.

                                       Very truly yours,

                                       HARRAH'S ENTERTAINMENT, INC.


                                       By:
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Agreed to:

[Name]
----------------------
[Name]